UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008 (February 4, 2008)

GSI COMMERCE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 6, 2008, GSI Commerce, Inc. (“we” or the “Registrant”) announced that Lawrence S. Smith had been elected as a new member of its Board of Directors. Mr. Smith was elected on February 4, 2008 by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee to fill a vacancy. Mr. Smith will stand for re-election at our 2008 annual meeting of stockholders. Mr. Smith has been elected to serve on the Financing and Acquisitions Committee of the Board.

Mr. Smith will receive compensation for serving on the Board in accordance with the terms described under the caption “Discussion of Director Compensation” of our proxy statement that was filed with the Securities and Exchange Commission on April 30, 2007. On his election to the Board, Mr. Smith received a restricted stock unit award to acquire the number of shares of our Common Stock equal to $125,000 divided by the fair market value of our Common Stock on the date of the award.

A copy of the press release announcing the election of Mr. Smith is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Press Release, dated February 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By: /s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President and Secretary

Dated: February 6, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated February 6, 2008